Conditional upon completion of
the cash subscription, placing
and open offer to be made by
Huntingdon Life Sciences Group Plc
in August/September 1998

                                      DATED 7th August 1998





                                    HUNTINGDON LIFE SCIENCES
                                            GROUP PLC

                                             - and -

                                          ANDREW BAKER







                              -------------------------------------

                                     EXECUTIVE'S UNDERTAKING
                              -------------------------------------












                                 Charles Russell
                              8-10 New Fetter Lane
                                     London
                                                               EC4A 1RS
                              Ref: DJSG/GXW/25407/3
                               Tel: 0171 203 5000

3\050898\\GXW|LZM2001.D

THIS AGREEMENT is made on                                                  1998

BETWEEN:

(1) HUNTINGDON LIFE SCIENCES GROUP PLC whose registered office is at Woolley Road, Alconbury, Huntingdon, Cambridgeshire, PE17 5HS (the "Company"); and

(2)      ANDREW BAKER of [
                                                         ] (the "Executive")

which agreement is entered into in consideration (a) of the Company entering into an agreement with Focused Healthcare Partnership (the "Consultancy Agreement") today for the provision of consultancy services (the "Services") and
(b) of the payment to the Executive of one pound ((pound)1) receipt of which the Executive hereby acknowledges.

IT IS AGREED as follows:-

1        DEFINITIONS AND INTERPRETATION

(1) In this agreement unless the context otherwise requires the following expressions shall have the following meanings:

         "Associated Company"       means:

                                  (a)      a  company  which  is not a
                                           Subsidiary  of the  Company
                                           but  whose  issued   equity
                                           share  capital  (as defined
                                           in  s744  of the  Companies
                                           Act 1985) is owned as to at
                                           least 20% by the Company or
                                           one  of  its  Subsidiaries;
                                           and

                                  (b)      a Subsidiary (as defined below);

         "Board" means the board of directors of the Company for the time being;

         "Group" means the Company and its subsidiaries and Associated Companies for the time being and "Group Company" means any one of them;

         "Intellectual            Property"  all  inventions  (whether
                                  patentable or not) patents,  utility
                                  models,  designs (both registered or
                                  unregistered),  copyright,  database
                                  right, trade and service marks (both
                                  registered or unregistered) together
                                  with all  rights to the grant of and
                                  applications   for  the   same   and
                                  including  all similar or  analogous
                                  rights  throughout the world and all
                                  future rights of such nature;

         "Subsidiary"             means a Subsidiary within the meaning of
                                  Section 736 Companies Act 1985, as amended.

(2) Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it.

(3) The headings in this agreement are for convenience only and shall not affect its construction or interpretation.

(4) References in this agreement to a person include a body corporate and an incorporated association of persons and references to a company include any body corporate.

(5) Where appropriate, references to the Executive include his personal representatives.

2        CONFIDENTIALITY

         2.1 The Executive is aware that in the course of providing the Services he will have access to and be entrusted with information in respect of the business financing, dealings, transactions, research methods and processes, technical know-how and affairs of the Company, the Group, and of clients of the Company and of the Group, all of which information is or may be confidential.

         2.2 The Executive undertakes to the Company that throughout the term of the Consultancy Agreement and after the termination of the Consultancy Agreement the Executive shall treat all information which may be created by him or which may be received by him in the course of providing the Services in confidence and shall not disclose such information to any person or use such information other than for the purpose of providing the Services PROVIDED THAT the above obligations shall not apply to information which:-

                  2.2.1 comes into the public domain otherwise than by the breach of the Executive's obligations under this agreement; or

                  2.2.2 is disclosed to the Executive by a third party who has not received it directly or indirectly from the Company or any other Group Company; or

                  2.2.3 must be disclosed by any applicable law, to the extent of such required disclosure.

         2.3 In respect of information received by the Executive in the course of or for the purpose of performing services to third parties, the Executive shall comply with the terms of all undertakings given by the Company and/or any Group Company to such third parties as if such undertaking were given by the Executive. The Company shall give to the Executive a copy of each such undertaking which shall be signed by the Company and the Executive for the purpose of identification.

3        INTELLECTUAL PROPERTY

         3.1 If the Executive makes or participates in making any invention or any design (whether registerable or not) or any work in which copyright or database right subsists, in the course of providing the Services, and which relates to or is useful in connection with the business of the Company, any Group Company or an Associated Company, the Executive shall disclose such invention, design or work to the Company immediately. In the case of such an invention the Executive shall give the Company full particulars of the invention together with all information, data (in all forms and in all media) drawings and models embodying or relating to the invention and in the case of designs and copyright works, a copy of all such designs and works.

         3.2 All rights in Intellectual Property which may be created by the Executive in the course of providing the Services shall be the sole and exclusive property of the Company and the Executive hereby assigns all such Intellectual Property to the Company by way of present and future assignment with full title guarantee.

         3.3 To the extent permissible by law, the Executive waives any moral rights which he may have in respect of works of which he is an author if such works are created in the course of providing the Services.

         3.4 In the case of registerable rights the Executive shall if requested by the Company execute all documents and do all things which may be necessary or desirable for obtaining the best possible registerable protection in territories specified by the Company, and in respect of all Intellectual Property the Executive shall execute all documents and do all such things as may be necessary or desirable for perfecting assignment of such Intellectual Property under clause 3.2 above.

         3.5 The Executive hereby irrevocably appoints the Company to be his attorney in his name to sign, execute any instrument or do anything and generally to use his/her name for the purpose of giving to the Company the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

4        OBLIGATIONS OF THE EXECUTIVE

         4.1 During the continuance of the Consultancy Agreement the Executive undertakes that he will:

                  4.1.1 not without the prior consent of the Company be concerned or interested in any business which competes or conflicts with the business of the Company or any Group Company and in respect of which the Services are being provided;

                  4.1.2 disclose to the Board any interest he has which competes or conflicts or which might give rise to a conflict of interest with the business of the Company or any Group Company;

                  4.1.3 not participate in any discussion or decision of the Board which relates to any matter in respect of which the Executive has a competing or conflicting interest;

                  4.1.4 at all times conduct himself in the best interest of the Company and the Group, including but not limited to bringing to the attention of the Board any opportunity which comes to his attention and which he recognises might assist in the further development of the business of the Company and/or the Group.

5        POST-TERMINATION RESTRICTIONS

5.1      Definitions

         In this clause:

         5.1.1 "Termination Date" means the date on which the employment terminates;

         5.1.2 "Person" includes any company, firm, organisation or other entity;

         5.1.3 "Area" means any country in the world where on the Termination Date the Company was supplying services;

         5.1.4 "Business" means any business carried on by the Company or any Group Company which relates to the provision of pre-clinical, early clinical and/or non-clinical biological safety evaluation services to the pharmaceutical and biotechnology, agrochemical and other chemical industries;

         5.1.5 "Client" means any Person to whom the Company or a Group Company supplied during the 6 months preceding the Termination Date and with whom at any time during such period the
                  Executive   was  actively   involved  in  the  course  of  his
                  engagement;

         5.1.6 "Prospective Client" means any Person with whom the Company or a Group Company had negotiations or discussions regarding the possible supply of services during the 6 months immediately preceding the Termination Date and with whom at any time during such period the Executive was actively involved in the course of his engagement.

5.2 The Executive covenants with the Company that it shall not at any time during the continuance of the Consultancy Agreement or for a period of 6 months after the termination of it solicit or endeavour to solicit whether directly or indirectly any senior employee of the Company or a Group Company to leave and with whom at any time during the period of 6 months prior to such termination the Executive was actively involved (whether in breach of the terms of their contract or not).

5.3 The Executive covenants with the Company that it shall not for a period of six months from the Termination Date in the Area:

         (a) canvass or solicit business for services similar to those being provided by the Company or a Group Company as at the Termination Date from any Client or Prospective Client;

         (b) seek to do business or deal with any Client or Prospective Client in respect of services similar to those being provided by the Company or a Group Company as at the Termination Date; or

         (c) canvass or solicit business from any supplier of the Company or a Group Company with whom the Executive was actively involved during the 6 months ending on the Termination Date or persuade such supplier to cease to supply, or to restrict or vary the terms of supply to the Company or a Group Company or otherwise interfere with the relationship between such a supplier and the Company or a Group Company.

5.4 The Executive shall not for a period of 6 months from the termination of this agreement directly or indirectly be interested or concerned in any business which is carried on in the Area and which is competitive or likely to be competitive with the Business being carried on at the Termination Date and with which the Executive was actively involved during the 6 month period ending on the Termination Date.

         For this purpose, the Executive is concerned in a business if:

         (a)      he carries it on as principal or agent; or

         (b) he is a partner, director, employee, secondee, consultant or agent in, of or to any Person who carries on the business; or

         (c)      he  has  any  direct  or  indirect   financial   interest  (as
                  shareholder or otherwise) in any Person who carries on the business.

6        WARRANTY

         6.1      The Executive warrants to the Company that:

                  6.1.1    the provision of the Services shall not:-

                           6.1.1.1 infringe the Intellectual Property of any third party;

                           6.1.1.2 involve the use of information in breach of obligations owed to or rights held by any third party;

                  6.1.2 the Company will not infringe the Intellectual Property of any third party by exercising all of the rights of the owner of the Intellectual Property assigned by the Executive to the Company under this agreement.

                  6.1.3 The Executive is not bound by any legally enforceable obligations owed to persons other than the Company or the Group which would prevent the Executive from complying with the terms of this agreement.

6        SEVERABILITY

         If any of the provisions of this agreement become invalid or unenforceable for any reason by virtue of applicable law the remaining provisions shall continue in full force and effect and the Company and the Executive hereby undertake to use all reasonable endeavours to replace any legally invalid or unenforceable provision with a provision which will promise to the parties (as far as practicable) the same commercial results as well intended or contemplated y the original provision.

7        RETURN OF PROPERTY

         7.1 The Executive shall deliver to the Company on request or on termination of the Consultancy Agreement all drawings, designs, plans, documents, paper models, materials, disks or any other property (in whatever format) belonging to the Company, the Group and/or parties contracting with the Company and/or the Group which may be acquired, be in the possession of, or be created by the Executive in the course of providing the Services.

         7.2      The  Executive  shall,   immediately  on  termination  of  the
                  Consultancy Agreement, provide to the Company all details required to be disclosed pursuant to clause 3 together with all material in whatever form which describes or embodies the concepts or designs which are so disclosed.

8        LAW

         This agreement shall be construed in accordance with and governed by English law.

SIGNED by CHRISTOPHER CLIFFE        )
on behalf of HUNTINGDON LIFE        )
SCIENCES GROUP PLC                  )
in the presence of:-                )



SIGNED by ANDREW BAKER              )
on behalf of FOCUSED                )
HEALTHCARE PARTNERSHIP              )
in the presence of:-                )


SIGNED by ANDREW BAKER              )
in the presence of:-                )